Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-194133) pertaining to the Advantest Corporation Incentive Stock Option Plan 2013,

(2)	Registration Statement (Form S-8 No. 333-184101) pertaining to the Advantest Corporation Incentive Stock Option Plan 2012,

(3)	Registration Statement (Form S-8 No. 333-175704) pertaining to the Advantest Corporation 2011 Equity Incentive Plan (for Verigy Ltd.),

(4)	Registration Statement (Form S-8 No. 333-175666) pertaining to the Advantest Corporation Incentive Stock Option Plan 2011, and

(5)	Registration Statement (Form S-8 No. 333-97107) pertaining to the Advantest America Employee Stock Purchase Program;

of our reports dated June 25, 2015, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Advantest Corporation and subsidiaries, included in this Annual Report (Form 20-F) of Advantest Corporation for the year ended March 31, 2015.

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan

June 25, 2015